Independent auditors' consent


The Board and Shareholders
IDS Federal Income Fund, Inc.:


The board of trustees and unitholders
Income Trust:
            Government Income Portfolio



We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



                                                     KPMG Peat Marwick LLP



Minneapolis, Minnesota
July 28, 1998